Exhibit 99.1

VOLCANO CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE CRUX BIOMEDICAL

COMPANY’S IVC FILTER WILL PROVIDE VOLCANO ENTRY INTO PERIPHERAL THERAPEUTICS MARKET

(SAN DIEGO, CA), December 3, 2012—Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today it has signed an agreement to acquire Crux Biomedical, a privately-held company that has developed a highly differentiated inferior vena cava (IVC) filter—the Crux VCF System—to treat pulmonary embolisms (PE’s). Founded in 2004 and based in Menlo Park, California, Crux has received a CE Mark and 510(k) clearance for its Crux VCF System, an innovative IVC filter designed to facilitate bi-directional retrieval through either the femoral or jugular veins.

Under terms of the agreement, Volcano will pay $36.0 million in cash at closing, which is expected to occur within the next week, subject to a working capital adjustment and customary closing conditions. Volcano will also pay up to approximately $3.1 million in Crux transaction expenses. The merger agreement also provides for a potential post-closing cash milestone payment of $3.0 million upon FDA clearance of a 510(k) application submitted by Volcano on or before June 30, 2013, for a retrieval device currently being developed by Crux. In addition, Volcano may make additional cash payments for up to four years, based on sales of Crux products following their commercial launch. Volcano expects to initiate commercial sales of Crux products at the end of 2013 once full-scale manufacturing is implemented at its Rancho Cordova, California, facility. The company also plans to seek regulatory approval to market the Crux VCF System in combination with its IVUS (Intravascular Imaging) technology.

Pulmonary Embolism, which is caused by a migration of a large blood clot from the deep veins of the legs, affects 600,000 patients in the U.S. every year and results in an estimated 200,000 deaths annually. IVC filters, particularly those which can be retrieved, are an important tool in reducing PE risk for patients in whom anticoagulation is contraindicated or ineffective. The IVC filter market in the U.S. is estimated at approximately $300 million.

The Crux VCF System received CE Mark in December 2011 and 510(k) clearance in July 2012. The device has a unique helical design that self-centers and allows bi-directional retrieval through either the jugular or femoral vein. In the RETRIEVE 2, 3 and 4 pivotal clinical trials, which enrolled 125 patients at high risk for PE across 22 global sites, the Crux VCF System demonstrated both deployment and retrieval success at 98 percent with zero percent embolization, migration and fracture.

“We are delighted to be adding the novel Crux VCF System, as well as Crux’s other pipeline devices, to our innovative product portfolio. Our ability to provide this type of cutting-edge therapy furthers our leadership in the delivery of precision guided therapy and symbolizes our continued evolution from an intravascular imaging company to one that provides a wide variety of diagnostic and therapeutic solutions,” said Scott Huennekens, president and chief executive officer of Volcano.

“A key element of our growth strategy is to diversify beyond coronary applications and increase penetration of the peripheral market with our imaging technology. As we increase our focus on this market, the ability to offer a unique IVC filter and, through further regulatory approvals, use IVUS to facilitate its placement at the bedside, represents compelling clinical and economic value for patients, clinicians and the healthcare system,” he added.

“The Crux VCF System’s bi-directional retrievability makes it a highly valued solution in today’s environment of increased clinical focus on removing IVC filters when the risk of PE is reduced,” noted Neil Hattangadi, vice president and general manager of Volcano’s peripheral vascular unit. “This novel device, which is self-centering and naturally adjusts to the shape of the vessel wall, is a strong and synergistic addition that advances our presence in venous applications,” he added.

“We are pleased that Volcano and Crux will be joining forces. Volcano has brought state-of-the art intravascular imaging technology to the global market and has clearly made a strong commitment to address the peripheral market,” said Randy Lindholm, chairman of Crux. “We believe Volcano is the perfect partner for us and is uniquely positioned to generate widespread adoption of the Crux VCF,” he added.

“The Crux VCF represents the first major design innovation for IVC filters in nearly four decades and incorporates important product attributes that provide improved patient outcomes,” said Thomas Fogarty, M.D., a world renowned surgeon and founder of Crux. “This transaction pairs two companies that have led innovation and I believe the future addition of IVUS guidance to the Crux technology will represent a seminal change in the practice of vascular medicine,” he noted.

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information—using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.

About Crux Biomedical

Crux Biomedical, Inc., is located in Menlo Park, California, and is focused on developing improved therapies for the human vasculature. The company has been funded by Alloy Ventures, Three Arch Partners, Emergent Medical Partners and Thomas Fogarty, M.D. Additional information is available at www.cruxbiomedical.com.

Forward-Looking Statements

This press release contains forward-looking statements with the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s or Crux’s business that are not historical facts may be considered “forward-looking statements,” including: Statements regarding the expected closing of the Crux acquisition; statements regarding milestone payments and additional payments that Volcano may be obligated to make in connection with the Crux acquisition; statements regarding Volcano’s manufacturing and commercialization objectives and timelines regarding Crux products; statements regarding Volcano’s intention to seek regulatory approval to market the Crux VCF System in combination with Volcano’s IVUS technology; statements regarding the Pulmonary Embolism market size, potential population and mortality; statements regarding the design, capabilities and advantages of the Crux VCF System, both independently and in combination with Volcano’s IVUS technology; statements regarding Volcano’s growth strategy and the ability of Crux products to help Volcano achieve that strategy. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s and Crux’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that the transaction described above is not completed; the risk that the benefits of the transaction described above are not realized; the effect of competitive factors and Volcano’s reactions to those factors; purchasing decisions with respect to Volcano’s products; the pace and extent of market adoption of Volcano’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano’s products or devices; the success of Volcano’s growth strategies; risks associated with Volcano’s international operations; timing and achievement of product development milestones; the outcome of ongoing or future litigation; the impact and benefits of market development; Volcano’s ability to protect its intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions; and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including Volcano’s most recent quarterly report on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Media contact:

Edrienne Brandon

ebrandon@volcanocorp.com

(858) 720-4136

Investor contact:

Neal Rosen

nrosen@volcanocorp.com

(650) 458-3014

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